Exhibit 10.28

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

BioDrain Medical, Inc.

ADVISORY WARRANT AGREEMENT

          This Warrant Agreement is made and entered as of the 20th day of December, 2006 (the Agreement Date”) by and between BioDrain Medical, Inc., a Minnesota corporation (“Company”) and Kim Shelquist (the “Warrantee”) as consideration for referrals and advisory work.

1. Warrant Grant. The Company hereby grants to the Warrantee a warrant (the “Warrant”) to purchase 5,000 shares (“Warrant Shares”, with each being a “Warrant Share”) of its $0.01 par value common stock (“Share”), under the terms and conditions set forth below.

2. Nonstatutory Option. The Warrant is granted to purchase upto the number of shares of authorized but unissued common stock of the Company specified in Section 1 (the “Shares”). The Warrant will expire, and all rights to exercise it will terminate on the earliest of: (a) the date provided below in Sections 8 and 9, and (b) the Expiration Date.

3. Exercise Price. The exercise price of each Warrant Share of the Company as of any exercise date is $1.00 per Share.

4. Period of Exercise. The Warrant will expire at 5:00 p.m. on the fifth anniversary of the Agreement Date (“the Expiration Date”).

5. Vesting of Options. Warrantee will have the right to exercise the Warrant in accordance with the following schedule:

               (a) The Shares subject to Warrant will vest in 90 days from the Agreement Date.

6. Transferability. The Warrant is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Warrantee only by the Warrantee, and if exercised following the Warrantee’s death, by the Warrantee’s legal representative upon presenting evidence of authority to act on behalf of the Warrantee’s estate acceptable to the Company.

7. Change In Control. If the Company enters into a binding agreement during the time that Warrantee is an Advisor to the Company that results in a change in control (as defined in the following sentence), then 100% of the Shares will vest. For purposes of this Warrant Agreement, “change in control” means that:

               (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company; or

               (b) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (“Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

               (c) all or substantially all of the assets of the Company are sold, liquidated or distributed.

8. Warrant Lapse. The Warrant will lapse and becomes unexercisable in full on the earliest of the following events:

               (a) three (3) months following the Warrantee’s death, as provided below in Section 9;

               (b) the date otherwise provided below in Section 9, unless the Board of Directors otherwise extends such period before the applicable expiration date.

9. Death of Warrantee. If Warrantee dies during the period while he or she could have exercised a Warrant under the preceding sub-Sections, the Warrant granted to the Warrantee may be exercised, to the extent it has vested at the time of death at any time within ninety (90) days after the Warrantee’s death, by the executors or administrators of his or her estate or by any person or persons who acquire the Warrant by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Warrant.

10. Adjustment in Capitalization. If there is any change in the outstanding common stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of Warrant Shares subject to the Warrant will be appropriately adjusted by the Company, as directed by the Board of Directors of the Company whose determination is final and conclusive, except that fractional Shares will be rounded to the nearest whole Share. In any such case, the number and kind of Shares that are subject to the Warrant and the Warrant exercise price per Share will be proportionately adjusted without any change in the aggregate Warrant price to be paid upon exercise of the Warrant.

11. Amendment, Modification and Termination of Agreement. The Board of Directors of the Company may at any time terminate, and from time to time may amend or modify Agreement; provided, however, that no amendment, modification, or termination of this Agreement may in any manner adversely affect the Warrant without the consent of the Warrantee.

12. Lock up Period. The Warrantee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an initial public offering of its securities. The Warrantee agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the Warrantee will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any Shares beneficially held by the Warrantee during the Lock Up Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any Shares beneficially held by the Warrantee during the Lock Up Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any Shares. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries are bound by the restrictions set forth herein. The term “Lock Up Period” means the lesser of (a) 180 days or (b) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Company’s common stock. The Lock Up Period will commence on the effective of the Registration Statement.

13. Securities Matters.

               (1) Registration. If the Company deems it necessary or desirable to register or quality the Warrant or any Shares with respect to which the Warrant has been granted or exercised under the Securities Act of 1933, as amended, or any other applicable statute or regulation, the Warrantee will cooperate with the Company and take such action as is necessary to permit registration or qualification of the Warrant or the Shares. The foregoing notwithstanding, the Company has no obligation to register the Warrant or any Shares.

                (2) Investment Intent. Unless the Company has determined that the following representation is unnecessary, each person exercising any portion of the Warrant will be required, as a condition to the issuance of Shares pursuant to exercise of the Warrant, to make a representation in writing (a) that he or she is acquiring the Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of the Shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that the Shares may be transferred. The Company may also place a stop transfer order with its transfer agent with respect to the Shares and require that certificates representing the Shares contain legends reflecting the foregoing.

14. Miscellaneous.

               (1) Requirements of Law. The granting of the Warrant and the issuance of Shares are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               (2) Choice of Law and Venue. This Agreement is made under and must be governed by the laws of the State of Minnesota, and each of the parties hereto consents to venue any suit or action under or with regard to this Agreement in an appropriate court with jurisdiction in Hennepin County, Minnesota.

               (3) Notices. All notices, requests and other communications from either party to the other hereunder must be given in writing and will be deemed to have been duly given if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party may at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

                    (a) If the Company, to the address of its then principal office; and

                    (b) If to the Warrantee, to the residence address last shown in the records of the Company, which as of the date of this Agreement is as follows:

Kim Shelquist
19820 Near Mountain Road.
Shorewood, MN 55331

               (4) No obligation to Exercise. The granting of the Warrant imposes no obligation upon the holder thereof to exercise the Warrant.

               (5) Amendments; Final Agreement. This Agreement contains the complete and final understanding of the parties with respect to the subject matter hereof and supersedes all prior undersianding and statements, written and oral. This Agreement may not be amended except in a written instrument signed by the party against whom enforcement is sought.

               (6) Headings. Headings and captions used in this Agreement are for convenience and do not affect the meaning hereof.

15. Share Issuance. The Company will not be under any obligation to issue any Shares upon the exercise of this Warrant unless and until the Company has determined that:

                    (a) it and Warrantee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

                    (b) any applicable listing requirement of any stock exchange on which such Shares are listed has been satisfied; and

                    (c) all other applicable provisions of state and federal law have been satisfied.

16. Tax Effect. Warrantee acknowledges that the tax effect of the exercise of this Warrant and the sale of the underlying Shares is complicated that Warrantee has consulted with his or her own professional advisor which respect to all tax matters relating to this Warrant and the exercise and sale of the Shares and has not relied on any assurances or representations of the Company as to such matters.

17. The Shares have not been registered and, therefore, they may not be sold, pledged, hypothecated, or otherwise transferred unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or an exemption from such registration is available.

18. Stock Legend. A legend will be placed on any certificate evidencing the Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Warrant Agreement in the case of the Corporation by its duly authorized officer, as of the date and year written above.

OPTIONEE	BIODRAIN MEDICAL, INC.,
a Minnesota corporation

By:

Kim Shelquist		Kevin R. Davidson
President & CEO
Its: